SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15 (d)
                    OF THE SECURITIES EXCHANGE ACT HAVE 1934


        Date of Report (Date of earliest event reported) January 18, 2001

                                    AMBI Inc.
                                    ---------
             (Exact Name of Registrant as Specified in its Charter)


         New York                       1-12106               11-2653613
         --------                       -------               ----------
(State or other jurisdiction of  (Commission File Number)  (I.R.S. Employer
incorporation or organization)                             Identification No.)


          4 Manhattanville Road, Purchase, New York            10577
          -----------------------------------------          ---------
           (Address of Principal Executive Offices)          (Zip Code)

Registrant's telephone no., including area code:                 (914) 701-4500




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Item 4.  Changes in Registrant's Certifying Accountants

At a meeting held on January 12, 2001, the Audit Committee of the Board of Directors of the Company approved the engagement of Ernst & Young LLP as its independent auditors for the fiscal year ending June 30, 2001 to replace the firm of KPMG LLP, who were dismissed as auditors of the Company effective January 18, 2001.

The audit reports of KPMG LLP on the consolidated financial statements of AMBI Inc. and subsidiaries as of and for the years ended June 30, 2000 and 1999, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the consolidated financial statements of AMBI Inc. and subsidiaries for each of the two fiscal years ended June 30, 2000 and June 30,1999, and in the subsequent interim period through January 18, 2001, there were no disagreements with KPMG LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, which disagreements if not resolved to the satisfaction of KPMG LLP would have caused them to make reference to the matter of disagreement in their report. The Company has requested KPMG LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated January 25, 2001 is filed as an exhibit to this Form 8-K.


Item 7. Financial Statements and Exhibits

            (a)   Exhibits.

            The following is filed with this report.

            Exhibit Number      Description
            --------------      -----------

                  16            Letter from KPMG LLP



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




Date:  January 25, 2001

                                               AMBI Inc.

                                               By: /s/ Gerald A. Shapiro
                                                   ---------------------
                                                   Gerald A. Shapiro
                                                   Chief Financial Officer









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




                                  EXHIBIT INDEX

Exhibit Number      Description
--------------      --------------

     16             Letter from KPMG LLP












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